                                                              Exhibit 10(nn)


[Certain portions of this Exhibit have been omitted pursuant to a request for confidential treatment, as indicated by an * and separately filed with the Securities Exchange Commission.]


         This Agreement, made as of the 30th day of December, 2004 by and among Cytec Industries Inc. ("Cytec"), Solutia Inc., debtor-in-possession ("Solutia"), UCB SA ("UCB"), Solutia Canada Inc. ("SOCAN"), Surface Specialties, Inc. ("Surface Specialties" or "SSI") and Surface Specialties S.A. ("Surface Specialties S.A." or "SSSA").

                                 WITNESSETH

         WHEREAS, Solutia and UCB are parties to a Stock and Asset Purchase Agreement dated as of December 2, 2002 (as amended from time to time the "Solutia SAPA"), pursuant to which Solutia sold to UCB certain assets;

         WHEREAS, in connection with the closing of the transaction contemplated by the Solutia SAPA, UCB and affiliates of UCB, including Surface Specialties and Surface Specialties S.A., entered into numerous agreements with Solutia and affiliates of Solutia, including but not limited to the following agreements, all of which were subsequently assigned by the UCB parties to Surface Specialties or Surface Specialties S.A. pursuant to an internal restructuring conducted by UCB:

         (i) Lease and Manufacturing Agreement, dated as of January 31, 2003, between Solutia and Surface Specialties as the assignee and successor in interest to the rights and obligations of UCB, Inc. and UCB Chemicals Corp. (the "Lease and Manufacturing Agreement");


         (ii) Lab Services Agreement, dated as of January 31, 2003, between Solutia and Surface Specialties as the assignee and successor in interest to the rights and obligations of UCB, Inc. and UCB Chemicals Corp. (the "Lab Services Agreement");


                                     2

         (iii) Laboratory and Office Space Lease and Access Agreement dated as of January 31, 2003, between Solutia and Surface Specialties as the assignee and successor in interest to the rights and obligations of UCB, Inc. and UCB Chemicals Corp. (the "Laboratory Lease and Access Agreement");

         (iv) La Salle Toll Agreement, dated as of January 31, 2003, between SOCAN and Surface Specialties as the assignee and successor in interest to the rights and obligations of UCB, Inc. and UCB Chemicals Corp. (the "LaSalle Toll Agreement");

         (v) Sales Contract - DME, dated January 31, 2003 between Solutia and Surface Specialties S.A. as the assignee and successor in interest to the rights and obligations of UCB (the "DME Sales Contract");

         (vi) Trademark Exclusive License Agreement, dated as of January 31, 2003, between Solutia and Surface Specialties S.A. as the assignee and successor in interest to the rights and obligations of UCB (the "Trademark License Agreement");

         (vii) Sales Contract for ethyl acetate, dated January 31, 2003, between Solutia and Surface Specialties as the assignee and successor in interest to UCB Chemicals Corp., (the "Ethyl Acetate Sales Contract");

         (viii) Sales Contract for adipic acid, dated January 31, 2003, between Solutia and SSSA (the "Adipic Acid Sales Contract"); and

         (ix) Intellectual Property License Agreement, dated as of January 31, 2003, between Solutia and Surface Specialties S.A. as the assignee and successor in interest to the rights and obligations of UCB (the "Intellectual Property


                                     3

                  License Agreement" and, collectively with the other agreements described in clauses (i) through (viii) hereof, as such agreements may be amended or modified from time to time, the "Contracts");

         WHEREAS, UCB and Cytec are parties to a Stock and Asset Purchase Agreement dated as of October 1, 2004 (as amended from time to time the "UCB SAPA"), pursuant to which UCB agreed to sell, directly or indirectly, certain assets to Cytec, including the stock of Surface Specialties S.A. and Surface Specialties;

         WHEREAS, UCB has requested that Solutia assume and consent to the assignment of the Contracts in connection with the transaction contemplated under the UCB SAPA;

         WHEREAS, UCB and its affiliates and Solutia and its affiliates dispute various obligations to each other arising out of the Solutia SAPA and the Contracts; and

         WHEREAS, Solutia is willing to assume and consent to the assignment of the Contracts, subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. UCB will pay or cause one of more of its affiliates to pay Solutia an aggregate of $4,500,000 USD (the "Initial Payment") on or prior to December 31, 2004 on account of one or more liabilities or obligations of any type, whether accrued, contingent or otherwise, to Solutia not otherwise expressly waived under this Agreement (collectively, the "Obligations"). Each of UCB, SSI, SSSA and


                                     4

                  Solutia agree that, except as otherwise set forth herein, Cytec, and only Cytec, is authorized to designate which Obligations the Initial Payment shall be applied against, and none of UCB, SSI, SSSA or Solutia will make any designation as to which Obligations the Initial Payment will be applied against. Notwithstanding the foregoing, Solutia agrees that in the event that the UCB SAPA is terminated, UCB shall have the right to designate which Obligations the Initial Payment will be applied against (including Obligations which would have been waived hereunder if the UCB SAPA had not been terminated) and Solutia shall not make any designation as to which Obligations the Initial Payment will be applied against. Promptly after it designates which Obligations the Initial Payment will be applied against, Cytec or UCB as the case may be, will notify Solutia of such designations. As between Cytec and UCB, Cytec agrees that it may designate only one or more of the Obligations described in Schedule 3.7(f) to the UCB SAPA as Obligations against which the payment contemplated by this paragraph 1 shall be applied and that it will make any such designation effective as of the closing of the transactions contemplated by the UCB SAPA (the "UCB Closing").

         2. In contemplation of this Agreement, UCB has paid or caused one or more of its affiliates to pay SOCAN $3,948,059 CAD and has released or caused one or more of its affiliates to release $800,000 CAD to SOCAN from the working fund established under the LaSalle Toll Agreement in satisfaction of all past due obligations under the LaSalle Toll Agreement, consisting of $899,757 CAD for capital expenditures made during 2003 and 2004 and $887,583 CAD for overdue


                                     5

                  Service Fees plus $620,207 CAD VAT on these amounts and $2,340,512 CAD for January and February 2004 invoices. UCB and SOCAN acknowledge and agree that the $800,000 CAD released to SOCAN from the working fund represents the amounts in excess of the working fund balance currently required under the LaSalle Toll Agreement and that the remaining $200,000 CAD in funds previously advanced by UCB or its affiliates to the working fund will remain in the working fund unless and until an evaluation of monthly expenditures indicates a reduction is appropriate. UCB will pay or cause one or more of its affiliates to pay Solutia on or before December 31, 2004 an aggregate of $141,526 CAD, representing capital expenditures under Section 3.8(a) of the LaSalle Toll Agreement.

         3. Solutia agrees, subject to approval of the Bankruptcy Court having authority over its bankruptcy case (the "Bankruptcy Court"), and effective upon the UCB Closing, to amend, in accordance with paragraphs 6 through 8 of this Agreement, and assume the following contracts pursuant to Section 365 of the U.S. Bankruptcy Code (as amended, the "Assumed Contracts"):

                    (i)      Lease and Manufacturing Agreement;
                    (ii)     Lab Services Agreement;
                    (iii)    Laboratory Lease and Access Agreement;
                    (iv)     DME Sales Contract;
                    (v)      Trademark Exclusive License Agreement;
                    (vi)     Ethyl Acetate Sales Contract;
                    (vii)    Adipic Acid Sales Contract; and
                    (viii)   Intellectual Property License Agreement.


                                     6

         4. Effective as of the later of the effective date of the Court Approval, as defined in paragraph 5 below, and the UCB Closing, the parties acknowledge that Solutia owes UCB or its affiliates $518,000 as an adjustment to the working fund balance under the Lease and Manufacturing Agreement (the "Cure Amount") and UCB, SSI, SSSA and Cytec acknowledge and agree that there are no other monetary defaults or amounts due under any of the Assumed Contracts and that the Cure Amount is the total amount payable by Solutia or its affiliates to cure the Assumed Contracts. Upon receipt of Court Approval, defined in paragraph 5 below, and Solutia's satisfaction of the Cure Amount, UCB, SSI, SSSA and Cytec shall be forever barred and enjoined from asserting against Solutia or its affiliates any defaults, claims, interest or other default penalties under the Assumed Contracts arising before the date of this Agreement except for any obligations pursuant to the Assumed Contracts that become due after the date of this Agreement, including obligations pursuant to indemnification, hold-harmless and similar contractual provisions in the Assumed Contracts.

         5. Within fifteen (15) days after the execution of this Agreement, Solutia shall file a motion, in a form reasonably acceptable to UCB and Cytec, with the Bankruptcy Court to obtain approval of this Agreement and authorization to comply with the terms of this Agreement including, without limitation, authorization for the amendment and assumption of the Assumed Contracts and the releases provided for herein (such approval, once the Bankruptcy Court enters one or more related orders in connection therewith, the "Court Approval"). Solutia shall use its reasonable best efforts to obtain the Court Approval by February 21, 2005. In the


                                     7

                  event that any Bankruptcy Court order related hereto shall be appealed by any party (or a petition for certiorari or motion for reconsideration, amendment, clarification, modification, vacation, stay, rehearing or reargument shall be filed with respect to any such order), Solutia shall cooperate with UCB in taking such reasonable steps, and causing its affiliates to take such reasonable steps, diligently, to defend against such appeal, petition or motion and Solutia shall use, and shall cause its affiliates to use, its and their respective reasonable efforts to obtain an expedited resolution of any such appeal, petition or motion.

         6. Effective as of the later of the effective date of the Court Approval and the UCB Closing, the DME Sales Contract is hereby amended as follows:

                           (a)      The payment terms section is hereby
                                    amended and restated in its entirety to
                                    read in full as follows: "PAYMENT TERMS
                                    15 days from date of invoice until the
                                    earlier of (x) the first anniversary of
                                    the closing of the transactions
                                    contemplated by the Stock and Asset
                                    Purchase Agreement, dated as of October
                                    1, 2004 between UCB S.A. and Cytec
                                    Industries Inc, as it may be amended or
                                    modified from time to time (the "UCB
                                    Closing") and (y) the first date Solutia is no longer a debtor in possession, after which Payment terms shall be 30 days from date of invoice."

                           (b) The second paragraph of Addendum C1 is amended and restated in its entirety to read in full as follows: "In 2005 immediately following the UCB Closing and by January 15 in each calendar year subsequent to 2005, Buyer shall compute its "Net DME



                                     8

                                    Margin" on resales of DME purchased and
                                    resold from Seller over the prior calendar year.*

         7. Effective as of the later of the effective date of the Court Approval and the UCB Closing, the Adipic Acid Sales Contract is hereby amended as follows:

                           (a) The Period section is hereby amended and restated in its entirety to read in full as follows: "PERIOD January 1, 2003 to December 31, 2007, unless and until earlier termination by either party on at least 180 days' written notice. Upon the end of the initial term, the agreement will continue from year to year unless and until terminated at any time by either party on at least 180 days' written notice."

                           (b)      The payment terms section shall be
                                    amended and restated in its entirety to
                                    read in full as follows: "PAYMENT TERMS
                                    15 days from date of invoice until the
                                    earlier of (x) the first anniversary of
                                    the closing of the transactions
                                    contemplated by the Stock and Asset
                                    Purchase Agreement, dated as of October
                                    1, 2004 between


                                     9

                                    UCB S.A. and Cytec Industries Inc, as it may be amended or modified from time to time and (y) the first date Solutia is no longer a debtor in possession, after which Payment terms shall be 30 days from date of invoice."

         8. Effective as of the later of the effective date of the Court Approval and the UCB Closing, the Ethyl Acetate Sales Contract shall be amended as follows:

                           (a)      The "Period" section of the Ethyl
                                    Acetate Contract is hereby amended and
                                    restated in its entirety to read in full as follows: "Period January 1, 2003 to December 31, 2007 or, at Seller's option exercisable at any time before September 30, 2007 by written notice to Buyer, December 31, 2010, and continuous thereafter unless and until terminated by either party on at least 180 days' written notice."

                           (b) The "Additional Terms and Conditions" section of the Ethyl Acetate Sales Contract is hereby amended to include an additional paragraph as follows: "In the event that Seller exercises its option to extend the initial term of this Agreement to December 31, 2010 as aforesaid, then commencing on January 1, 2008 the following "meet-or-release" provisions shall apply. If at any time after January 1, 2008 and during the term of this Agreement, similar or lesser quantities of Ethyl Acetate of similar or higher quality and meeting the specifications attached as Exhibit B are offered to Buyer from a third party not affiliated


                                     10

                                    with Buyer at a lower delivered price (the
                                    "Third Party Price") than the price then in effect hereunder, Buyer may provide notice of such availability to Seller specifying the Third Party Price and the quantity available. If Seller does not agree to reduce the price hereunder to the Third Party Price for the quantity of such Products available from the third party within five business days from the date of Buyer's notice, Buyer may purchase such quantities of Products from the third party and deduct such quantities from Buyer's obligation to purchase Products hereunder."

         9. Effective as of the later of the effective date of the Court Approval and the UCB Closing, Cytec agrees, at Solutia's request, to manufacture for Solutia during 2005 at the Indian Orchard Pilot Plant the formalin stabilizer historically manufactured in the Indian Orchard Pilot Plant (the "Stabilizer") at the volumes and transfer prices in effect during 2002 as agreed to by UCB under item 10 of Schedule 1.3 (Excluded Assets) of the Solutia SAPA . Cytec, and Solutia agree to use their reasonable best efforts to enter into a definitive written Stabilizer supply contract incorporating the foregoing terms and such other terms and conditions that are customary for such an agreement within 30 days following the UCB Closing. UCB, SSI, SSSA and Cytec agree that Solutia is the exclusive owner as against UCB, SSI, SSSA and Cytec of the technology, know-how and related trade secrets relating to the formalin and formalin stabilizer/inhibitor and production of formalin stabilizer at the Indian Orchard Pilot Plant.


                                     11

         10. Effective as of the later of the effective date of the Court Approval and the UCB Closing, Cytec agrees that (a) pursuant to clause 4.1(a)(ii) of the LaSalle Toll Agreement it will pay as a Services Fee for services thereunder a guaranteed annual minimum amount of $1,000,000 (subject to pro ration for periods less than one year) plus an additional amount of $0.104 per pound for each pound produced in accordance with the terms thereof in excess of 9.6 million pounds annually, (b) capital expenditures under clause 3.8 of the LaSalle Toll Agreement shall be deemed to include all capital expenditures associated with the North American Resimines Consolidation Project at the LaSalle site, and (c) it will cure any payment defaults by UCB or its affiliates under the LaSalle Toll Agreement. Solutia represents and warrants that, after giving effect to the payments contemplated by paragraph 2 above, there are no payment defaults under the LaSalle Toll Agreement as of the date hereof.

         11. On the later of the effective date of the Court Approval and the UCB Closing, UCB will pay or cause one or more of its affiliates to pay Solutia an aggregate of $3,000,000 USD on account of Obligations in addition to the payment made pursuant to paragraph 1 of this Agreement. Each of UCB, SSI, SSSA and Solutia agrees that Cytec, and only Cytec, is authorized to designate which Obligations such payment shall be applied against and that none of UCB, SSI, SSSA or Solutia will make any designation as to which Obligations the payment will be applied against. Promptly after it designates which Obligations the payment will


                                     12

                  be applied against, Cytec will notify Solutia of such designations. As between Cytec and UCB, Cytec agrees that it may designate only one or more of the Obligations described in Schedule 3.7(f) to the UCB SAPA as Obligations against which the payment contemplated by this paragraph 11 shall be applied and that it will make any such designation effective as of the UCB Closing.

         12. Each of Solutia and SOCAN consents to the assignment or other transfer by UCB or its affiliates, including any deemed assignment or deemed transfer as a result of a change in control of any of UCB's affiliates on their sale to Cytec or one of its affiliates, of any and all of their rights and obligations under the Contracts to Cytec Industries Inc. or any of Cytec's affiliates. Each of Solutia and SOCAN hereby waives any and all rights it may have under any provision of any of the Contracts to the extent such provision could be read to prohibit the UCB Closing or to terminate or permit Solutia or SOCAN or any of their affiliates to terminate any of the Contracts, or to otherwise cease to perform or modify its performance of any terms or conditions of such Contract, in connection with or as a result of the transactions contemplated by the UCB SAPA.

         13. Each of Solutia and SOCAN hereby agree that to the extent it has the right under a Contract to consent to the assignment or other transfer by Cytec or any of its affiliates, including any deemed assignment or deemed transfer as a result of a change in control of any of Cytec's affiliates or their sale to any entity that purchases the amino resins business from Cytec and its affiliates, of any or all of its rights and obligations under the Contracts, such consent shall not be unreasonably withheld. For purposes of this paragraph only, it is agreed that


                                     13


                  Solutia will not be deemed to have reasonably withheld its consent unless it would, after giving effect to any guarantees of Cytec in connection with such consent, suffer a material detriment with respect to such Contract as a result of the assignment of such Contract to the proposed assignee.
                  Except for any right of Solutia or SOCAN to consent to the assignment of a Contract, each of Solutia and SOCAN hereby waives any and all rights it may have under any provision of any of the Contracts to the extent such provision could be read to prohibit Cytec or any of its affiliates from disposing of all or any part of the amino resins business to be transferred to Cytec by UCB pursuant to the UCB SAPA or to terminate or permit Solutia or SOCAN or any of their affiliates to terminate any of the Contracts, or to otherwise cease to perform or modify its performance of any terms or conditions of such Contract, in connection with or as a result of any disposition by Cytec or any of its affiliates of all or any part of the amino resins business to be transferred to Cytec by UCB pursuant to the UCB SAPA. In case at any time after the any assignment or transfer by Cytec or any of its affiliates of any of their respective rights under any Contract in accordance with the foregoing any further action is reasonably necessary to carry out the purposes of this Agreement, the proper officers of Cytec, Solutia and SOCAN shall take any such reasonably necessary action, including, without limitation, Solutia and/or SOCAN entering into one or more agreements, on terms no less favorable to Solutia or SOCAN than the Contracts, with any third party acquirer of the amino resins business to evidence the effects of the partial assignment or transfer of such Contracts.


                                     14

         14. In the event Court Approval is obtained, and only in the event Court Approval is obtained, upon the effective date of the UCB Closing, UCB, SSI, SSSA and Cytec hereby release and discharge the following claims: (i) claim for reimbursement of taxes in the amount of
                  (euro)8,774,012.54; (ii) claim for reimbursement of taxes in the amount of (euro)15,146,911.43; (iii) claim for payment of (euro)366,815.82 related to interest due and payable to certain tax authorities; (iv) claim for reimbursement of taxes in the amount of (euro)732,901.65;
                  (v) claim for tax preparation fees in the amount of
                  (euro)50,341.68, all as more particularly described in Exhibit A to the Proof of Claim of UCB against Solutia dated November 24, 2004 and (vi) claim for $1,787,500 for purchase price adjustments under the Solutia SAPA.

         15. The payments required by paragraphs 1 and 11 hereof shall be made in US dollars in immediately available funds by wire transfer to Solutia's account at:

                                   Citibank
                                   111 Wall Street
                                   New York, NY 10043-0001
                                   Account No: 4073-7816
                                   ABA Routing: 02100008916.

         The payments required by paragraph 2 hereof shall be made in Canadian dollars in immediately available funds by wire transfer to SOCAN's account at:

                                   Royal Bank of Canada
                                   Main Branch
                                   Toronto, Ontario, Canada
                                   Account No: 1050756
                                   ABA Routing: 021000021
                                   SWIFT Code: ROYCCAT2
                                   CHIPS UID: 055253
                                   Transit: 00002
                                   Bank# 0003


                                     15

         16. Effective as of the later of (x) 30 calendar days after the UCB Closing, (y) the effective date of the Court Approval and (z) the payment to Solutia of the amounts specified in paragraph 11 hereof, (A) each of Solutia and SOCAN hereby releases, waives and forever discharges UCB, SSI, SSSA and Cytec and their respective affiliates, predecessors, successors, departments, divisions, sections, officers, directors, employees, agents and assigns from any and all claims for amounts due under the Contracts for periods prior to the date hereof other than
                  (i) for any amounts due under such Contracts for which an invoice has been rendered but is not yet due and payable in accordance with its terms, (ii) for any amounts due under such Contracts for obligations arising under such Contracts subsequent to the last day of the most recent period for which an invoice has been rendered under the respective Contracts by Solutia or SOCAN, and (iii) for any obligations pursuant to the Contracts that become due after the date of the Court Approval, including obligations pursuant to indemnification, hold-harmless and similar contractual provisions in the Contracts, and (B) each of UCB, SSI, SSSA and Cytec hereby releases, waives and forever discharges Solutia, SOCAN ,and their respective affiliates, predecessors, successors, departments, divisions, sections, officers, directors, employees, agents and assigns from any and all amounts due under the Contracts, other than the Cure Amount, before the date hereof and not including any obligations pursuant to the Contracts that become due after the date hereof, including obligations pursuant to indemnification, hold-harmless and similar contractual provisions in the Contracts as well as any obligation to pay (i) $2,934,104 USD allegedly due UCB, SSI or SSA from Solutia for accounts receivable collected on behalf of UCB, SSI or SSA and (ii) $2,753,517 allegedly due UCB,


                                     16

                  SSI or SSA from SOCAN for accounts receivable collected on behalf of UCB, SSI or SSA; provided, however, that such releases, waivers and discharges shall be subject to Cytec's and its affiliates' performance, in all material respects, of their respective obligations under the Contracts from and after the UCB Closing until the effective date of such release, waiver and discharge; provided, further, that Solutia and/or SOCAN shall, from and after the UCB Closing until the effective date of such releases, waivers and discharges, give Cytec prompt notice of any failure by Cytec or any of its affiliates to perform, in all material respects, their respective obligations under the Contracts.

         17. In the event Court Approval is obtained, and only in the event Court Approval is obtained, upon the effective date of the UCB Closing, Solutia, UCB, SSI, SSSA and Cytec agree that the amount of Working Fund held by Solutia under the Lease and Manufacturing Agreement equals $3,752,000 USD before the payment of the Cure Amount, and will equal $3,234,000 USD after Solutia pays the Cure Amount.

         18.      Representations and Warranties of Solutia and SOCAN.

                           a. Each of Solutia and SOCAN has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its formation and, with the exception of those provisions of this Agreement that are subject to Court Approval, has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

                           b. This Agreement has been duly and validly authorized by each of Solutia and SOCAN and, with the exception of those provisions of this Agreement that are subject to Court Approval, all necessary and appropriate action has been taken by each of Solutia and SOCAN to execute and deliver this Agreement and to perform its obligations hereunder.

                           c. This Agreement has been duly executed and delivered by each of Solutia and SOCAN and, assuming due authorization and valid execution and


                                     17

                                    delivery by the other parties hereto, is a valid and binding obligation of each of Solutia and SOCAN, enforceable against each of Solutia and SOCAN in accordance with its terms, with the exception of those provisions of this Agreement that are subject to Court Approval.

                           d. With the exception of those provisions of this Agreement that are subject to Court Approval, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required by or with respect to Solutia in connection with the execution and delivery of this Agreement by Solutia or the performance of Solutia of the transactions contemplated hereby, except in connection with the Court Approval.

         19. Representations and Warranties of UCB, Surface Specialties and Surface Specialties S.A..

                           a. Each of UCB, Surface Specialties and SSSA has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its formation and has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

                           b. This Agreement has been duly and validly authorized by each of UCB, Surface Specialties and SSSA and all necessary and appropriate action has been taken by each of UCB, Surface Specialties and SSSA to execute and deliver this Agreement and to perform its obligations hereunder.

                           c. This Agreement has been duly executed and delivered by each of UCB, Surface Specialties and SSSA and, assuming due authorization and valid execution and delivery by the other parties hereto, is a valid and binding obligation of each of UCB, Surface Specialties and SSSA, enforceable against each of UCB, Surface Specialties and SSSA in accordance with its terms.

         20.      Representations and Warranties of Cytec.

                           a. Cytec has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its formation and has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

                           b. This Agreement has been duly and validly authorized by Cytec and all necessary and appropriate action has been taken by Cytec to execute and deliver this Agreement and to perform its obligations hereunder.

                           c. This Agreement has been duly executed and delivered by Cytec and, assuming due authorization and valid execution and delivery by the other


                                     18

                                    parties hereto, is a valid and binding
                                    obligation of Cytec, enforceable against
                                    Cytec in accordance with its terms.

         21. Paragraphs 1, 2, 11, 12, 15, 18 through 27 of this Agreement shall be binding upon all parties hereto immediately upon execution of this Agreement. All other provisions of this Agreement shall be effective only after Court Approval is obtained.

         22. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

         23. Except as may be required to comply with the requirements of any applicable law and the rules and regulations of any stock exchange upon which the securities of one of the parties is listed, or in relation to any filing or submission with respect to any civil, criminal, legislative or administrative action, suit, demand, claim, hearing, proceeding or investigation, from and after the date hereof, no public announcement or communication shall be made or caused to be made relating to this Agreement unless specifically approved in writing in advance by each party hereto.

         24. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters. Nothing contained herein shall be deemed to amend, modify or terminate, in any respect, any provision of the UCB SAPA.

         25. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such costs and expenses.



                                     19

         26. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

         27. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each party hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                      UCB S.A.

                                      By  /s/ J. Van Caenegem
                                          ------------------------------------
                                          Name:  J. Van Caenegem
                                          Title: Power of Attorney

                                      By  /s/ Mohamed Chaoui
                                          ------------------------------------
                                          Name:  Mohamed Chaoui
                                          Title: Power of Attorney


                                      CYTEC INDUSTRIES INC.

                                      By  /s/ Roy Smith
                                          ------------------------------------
                                          Name:  Roy Smith
                                          Title: Vice President


                                      SURFACE SPECIALTIES, INC.

                                      By  /s/ J. Van Caenegem
                                          ------------------------------------
                                          Name:  J. Van Caenegem
                                          Title: Power of Attorney

                                      By  /s/ Mohamed Chaoui
                                          ------------------------------------
                                          Name:  Mohamed Chaoui
                                          Title: Power of Attorney


                                     20


                                      SURFACE SPECIALTIES, S.A..

                                      By  /s/ J. Van Caenegem
                                          ------------------------------------
                                          Name:  J. Van Caenegem
                                          Title: Power of Attorney

                                      By  /s/ Mohamed Chaoui
                                          ------------------------------------
                                          Name:  Mohamed Chaoui
                                          Title: Power of Attorney


                                      SOLUTIA INC.

                                      By  /s/ David P. McCool
                                          ------------------------------------
                                          Name:  David P. McCool
                                          Title: V.P. & Deputy General Counsel


                                      SOLUTIA CANADA, INC.

                                      By  /s/ Rene Desroches
                                          ------------------------------------
                                          Name:  Rene Desroches
                                          Title: President